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                                                                   Exhibit 10.23


                       SANTA FE INTERNATIONAL CORPORATION

                NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN



         The Santa Fe International Corporation Non-Employee Director Deferred Compensation Plan is hereby established effective December 8, 1998 as follows:


                            ARTICLE 1 - INTRODUCTION

         1.1 PURPOSE OF PLAN

Santa Fe International Corporation (hereafter "Santa Fe" or the "Company") has adopted the Plan set forth herein to attract and retain qualified Directors and to provide incentives to these Directors through the ability to defer their receipt of fees for service as a Director of the Company.

                             ARTICLE 2 - DEFINITIONS

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

         2.1 ACCOUNT means, for each Participant, the account established for his or her benefit under Section 5.1.

         2.2 ADOPTION AGREEMENT means the Merrill Lynch Special Nonqualified Deferred Compensation Plan Adoption Agreement signed by the Company to establish the Plan and containing all the options selected by the Company, as the same may be amended from time to time.

         2.3 BOARD means the Board of Directors of the Company.

         2.4 CHANGE OF CONTROL means a change in control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the

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Exchange Act as such Schedule, Regulation and Act were in effect on the date of adoption of this Plan by the Board, assuming that such Schedule, Regulation and Act applied to the Company, provided that such a change in control shall be deemed to have occurred at such time as:

                                    (i) any "person" (as that term is used in
         Sections 13(d) and 14(d)(2) of the Exchange Act) (other than an Excluded Person (as defined below)) becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act) of securities representing 20% or more of the combined voting power for election of members of the Board of the then outstanding voting securities of the Company or any successor of the Company, excluding any person whose beneficial ownership of securities of the Company or any successor is obtained in a merger or consolidation not included in paragraph (iii) below;

                                    (ii) during any period of two (2)
         consecutive years or less, individuals who at the beginning of such period constituted the Board of the Company cease, for any reason, to constitute at least a majority of the Board, unless the appointment, election or nomination for election of each new member of the Board (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of the period or whose appointment, election or nomination was so approved since the beginning of such period;

                                    (iii) there is consummated any merger,
         consolidation or similar transaction to which the Company or any Subsidiary is a party as a result of which the persons who were equityholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of members of the Board (or equivalent) of the surviving entity or its parent following the effective date of such merger or consolidation;



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                                    (iv) any sale or other disposition (or
         similar transaction) (in a single transaction or series of related transactions) of (x) 50% or more of the assets or earnings power of the Company or (y) business operations which generated a majority of the consolidated revenues (determined on the basis of the Company's four most recently completed fiscal quarters for which reports have been completed) of the Company and its subsidiaries immediately prior thereto, other than a sale, other disposition or similar transaction to an Excluded Person or to an entity of which equityholders of the Company beneficially own at least 50% of the combined voting power;

                                    (v) any liquidation of the Company.

                           For purposes of this Section 2.4, the term "Excluded
Person" shall mean and include (i) Kuwait Petroleum Corporation and its affiliates, (ii) any corporation beneficially owned by shareholders of the Company in substantially the same proportion as their ownership of shares of the Company and (iii) the Company and any subsidiary of the Company.

         2.5 COMPANY means Santa Fe International Corporation.

         2.6 COMPENSATION has the meaning elected by the Company in the Adoption Agreement.

         2.7 DIRECTOR shall mean any director of the Company who is not an employee of the Company at the time of deferral of income under this Plan.

         2.6 EFFECTIVE DATE means the date chosen in the Adoption Agreement as of which the Plan first becomes effective.

         2.7 ELECTION FORM means the participation election form as approved and prescribed by the Plan Administrator.

         2.8 ELECTIVE DEFERRAL means the portion of Fees that is deferred by a Participant under Section 4.1.

         2.9 ELIGIBLE DIRECTOR means, each non-employee Director of the Company who is performing services as a Director of the Company and who is eligible to receive Fees for such services.

         2.10 FEES means the cash compensation payable to a Director by reason of service on the Board either (i) as a retainer (without regard to attendance at meetings) or (ii) on a per meeting basis.



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         2.11 INSOLVENT means either (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         2.12 PARTICIPANT means any individual who participates in the Plan in accordance with Article 3.

         2.13 PLAN means the Santa Fe International Corporation Non-Employee Director Deferred Compensation Plan as amended from time to time and the Adoption Agreement and all amendments thereto.

         2.14 PLAN ADMINISTRATOR means the person, persons or entity-designated by the Company in the Adoption Agreement to administer the Plan and to serve as the agent for "Company" with respect to the Trust as contemplated by the agreement establishing the Trust. If no such person or entity is so serving at any time, the Compensation Committee of the Board of Directors of the Company shall be the Plan Administrator.

         2.15 PLAN YEAR means the calendar year commencing January 1 and ending December 31.

         2.16 TRUST means the trust established by the Company that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

         2.17 TRUSTEE means the trustee or trustees under the Trust.

                            ARTICLE 3 - PARTICIPATION

         3.1 COMMENCEMENT OF PARTICIPATION

Any Eligible Director who elects to defer part of his or her Fees in accordance with Section 4.1 shall become a Participant in the Plan as of the date such deferrals commence in accordance with Section 4.1.

         3.2 CONTINUED PARTICIPATION A

Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.



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                         ARTICLE 4 - ELECTIVE DEFERRALS

         4.1 ELECTIVE DEFERRALS

An individual who is an Eligible Director on the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within 30 days following the Effective Date, elect to defer a percentage or dollar amount of one or more payments of Fees, on such terms as the Plan Administrator may permit, which are payable to the Participant after the date on which the individual files the Election Form. Any individual who becomes an Eligible Director after the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within 30 days following the date on which the Plan Administrator gives such individual written notice that the individual is an Eligible Director, elect to defer a percentage or dollar amount of one or more payments of Fees, on such terms as the Plan Administrator may permit, which are payable to the Participant after the date on which the individual files the Election Form. Any Eligible Director who has not otherwise initially elected to defer Fees in accordance with this paragraph 4.1 may elect to defer a percentage or dollar amount of one or more payments of Fees, on such terms as the Plan Administrator may permit, commencing with Fees paid in the next succeeding Plan Year, by completing an Election Form prior to the first day of such succeeding Plan Year. A Participant's Fees shall be reduced in accordance with the Participant's election hereunder and amounts deferred hereunder shall be paid by the Company to the Trust as soon as administratively feasible and credited to the Participant's Account as of the date the amounts are received by the Trustee.

An election to defer a percentage or dollar amount of Fees for any Plan Year shall apply for subsequent Plan Years unless changed or revoked. A Participant may change or revoke his or her deferral election as of the first day of any Plan Year by giving written notice to the Plan Administrator before such first day (or any such earlier date as the Plan Administrator may prescribe).



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                              ARTICLE 5 - ACCOUNTS

         5.1 ACCOUNTS

The Plan Administrator shall establish an Account for each Participant reflecting Elective Deferrals made for the Participant's benefit together with any adjustments for income, gain or loss and any payments from the Account. The Plan Administrator may cause the Trustee to maintain and invest separate assets accounts corresponding to each Participant's Account. The Plan Administrator shall establish sub-accounts for each Participant that has more than one election in effect under Section 6.1 and such other sub-accounts as are necessary for the proper administration of the Plan. As of the last business day of each calendar quarter, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

         5.2 INVESTMENTS

The assets of the Trust shall be invested in such investments as the Trustee shall determine. The Trustee may (but is not required to) consider the Company's or a Participant's investment preferences when investing the assets attributable to a Participant's Account.

         5.3 CLAIMS OF GENERAL CREDITORS. All Fees and any other compensation deferred and any amounts credited to any Accounts or sub accounts established under this Plan shall remain a part of the general assets of the Company. Accordingly, any compensation deferred under this plan is subject to the claims of the Company's general creditors.




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                              ARTICLE 6 - PAYMENTS

         6.1 ELECTION AS TO TIME AND FORM OF PAYMENT

A Participant shall elect (on the Election Form used to elect to defer Fees under Section 4.1) the date at which the Elective Deferrals will commence to be paid to the Participant. The Participant shall also elect thereon for payments to be paid in either:

a.       a single lump-sum payment; or

b. annual installments over a period elected by the Participant, not to exceed ten (10) years, with the amount of each installment to equal the balance of his or her Account immediately prior to the installment divided by the number of installments remaining to be paid.

Each such election will be effective for the Plan Year for which it is made and succeeding Plan Years, unless changed by the Participant. Any change will be effective only for Elective Deferrals that are (at the time of the subsequent change of payment election) scheduled to commence to be paid at least 24 months following the date on which the Election Form containing the change is filed with the Plan Administrator. Except as provided in Sections 6.2, 6.3, or 6.4, payment of a Participant's Account shall be made in accordance with the Participant's elections under this Section 6.1.

         6.2 CHANGE OF CONTROL

As soon as possible following a Change of Control of the Company, each Participant shall be paid his or her entire Account balance in a single lump sum.



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         6.3 DEATH

If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid as soon as practicable to the Participant's designated beneficiary or beneficiaries, in accordance with the payment election in effect under Section 6.1 on the date of the Participant's death. Alternatively, the Participant may elect that the balance of the Account be paid to the Participant's beneficiary or beneficiaries.

Any designation of beneficiary and form of payment to such beneficiary shall be made by the Participant on an Election Form filed with the Plan Administrator and may be changed by the Participant at any time by filing another Election Form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse, or, if none, to his or her issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant's estate.

         6.4 UNFORESEEN EMERGENCY

If a Participant (which shall include for purposes of this Section 6.4, a beneficiary) suffers an unforeseen emergency, as defined herein, the Plan Administrator, in its sole discretion, may pay to the Participant only that portion, if any, of his or her Account that the Plan Administrator determines is necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing in a form approved by the Plan Administrator may require. For purposes of this paragraph, "unforeseen emergency" means an immediate and heavy financial need resulting from any of the following:

a. expenses that are not covered by insurance and which the Participant or his or her spouse or dependent has incurred as a result of, or is required to incur in order to receive, medical care;



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b.       the need to prevent eviction of a Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or

c. any other circumstance that is determined by the Plan Administrator in its sole discretion to constitute an unforeseen emergency that is not covered by insurance and which cannot reasonably be relieved by the liquidation of the Participant's assets.

         6.5 TAXES

All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 6 shall be withheld.


                         ARTICLE 7 - PLAN ADMINISTRATOR

         7.1 PLAN ADMINISTRATION AND INTERPRETATION

The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Company or the Trustee.



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         7.2 POWERS, DUTIES, PROCEDURES, ETC.

The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

         7.3 INFORMATION

To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their service, retirement, death, termination of service, and such other pertinent facts as the Plan Administrator may require.

         7.4 INDEMNIFICATION OF PLAN ADMINISTRATOR

The Company agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.


                      ARTICLE 8 - AMENDMENT AND TERMINATION

         8.1 AMENDMENTS

The Company shall have the right to amend the Plan from time to time, subject to
Section 8.3, by an instrument in writing that has been executed on the Company's behalf by its duly authorized officer.



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         8.2 TERMINATION OF PLAN

This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Eligible Director (or any other person) or a consideration for, or an inducement or condition of service for, the performance of the services by an Eligible Director (or other person). The Company reserves the right to terminate the Plan at any time, subject to Section 8.3, by an instrument in writing that has been executed on the Company's behalf by its duly authorized officer. Upon termination, the Company may (a) elect to continue to maintain the Trust to pay benefits hereunder as they become due as if the Plan had not terminated or (b) direct the Trustee to pay promptly to Participants (or their beneficiaries) the balance of their Accounts.

         8.3 EXISTING RIGHTS

No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

                            ARTICLE 9 - MISCELLANEOUS

         9.1 NO FUNDING

The Plan constitutes a mere promise by the Company to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Company. Nothing in the Plan will be construed to give any Director or any other person rights to any specific assets of the Company or of any other person. In all events, it is the intent of the Company that the Plan be treated as unfunded for tax purposes.




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         9.2 NON-ASSIGNABILITY

None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

         9.3 LIMITATION OF PARTICIPANTS' RIGHTS

Nothing contained in the Plan shall constitute or be evidence of any agreement or understanding, expressed or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

         9.4 PARTICIPANTS BOUND

Any action with respect to the Plan taken by the Plan Administrator or the Company or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Company or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

         9.5 RECEIPT AND RELEASE

Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid



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receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Company or the Trustee to follow the application of such funds.

         9.6 GOVERNING LAW

The Plan shall be construed, administered, and governed in all respects under and by the laws of the state in which the Company maintains its primary place of business. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

         9.7 HEADINGS AND SUBHEADINGS

Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

         9.8 SEVERABILITY The invalidity and unenforceability of any particular provision of this Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provisions were omitted herefrom.


DATED: December 8, 1998
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By:    /s/ Cary A. Moomjian
      ------------------------------------------------
         SANTA FE INTERNATIONAL CORPORATION




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